Exhibit 99.1

Great Elm Capital Corp. Announces Second Quarter 2017 Financial Results; Net Investment Income of $0.29 Per Share; Board Declares Fourth Quarter Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass, August 14, 2017 – Great Elm Capital Corp. (“we”, “us”, “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended June 30, 2017 and filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

▪

Net investment income (“NII”) for the quarter ended June 30, 2017 was approximately $3.5 million, or $0.29 per share, which was in excess of our declared distribution of $0.083 per share per month for the same period (approximately 1.16x distribution coverage).

▪	In August, the Board of Directors declared a monthly distribution of $0.083 per share for the fourth quarter of 2017.
▪

Net assets on June 30, 2017 were approximately $153.7 million. Net asset value (“NAV”) per share on June 30, 2017 was $13.29, as compared to $13.59 per share on March 31, 2017. The decrease in NAV per share is primarily driven by unrealized, mark-to-market depreciation in our investment portfolio, partially offset by realized gains and accretion from our stock buy-back and tender activity to-date.

▪

We had approximately $1.4 million of net realized gains on portfolio investments that were monetized during the quarter ended June 30, 2017, or approximately $0.11 per share, and net unrealized depreciation of investments of approximately ($7.3) million, or approximately ($0.60) per share.

▪

During the quarter ended June 30, 2017, we purchased an aggregate of 107,031 shares through our stock buy-back program at an average price of $10.81, utilizing approximately $1.2 million of our $15.0 million 10b5-1 program and our overall $50 million stock repurchase program. In addition to our stock buy-back program, we completed a tender offer for $10 million of stock at $11.50 per share, purchasing an additional 869,565 shares.

▪

From the commencement of the stock buy-back program through August 11, 2017, we have purchased an aggregate of 513,183 shares at a weighted average price of $11.12 per share, resulting in $5.7 million of cumulative cash paid to repurchase shares. Including the tender offer, we have purchased an aggregate of 1,382,748 shares to-date.

▪

During the quarter ended June 30, 2017, we invested approximately $21.4 million across four portfolio companies (1), including one new portfolio investment. During the quarter ended June 30, 2017, we monetized approximately $37.6 million across 13 portfolio companies (in part or in full). (2)

“We are pleased with the pace and success of realizations, both from the legacy Full Circle portfolio and the overall GECC portfolio. We continue to prudently deploy capital into what we view as a borrower-friendly market, evidenced by the record covenant-lite issuance and other market trends,” said Peter A. Reed, Chief Executive Officer of GECC. “We maintain a healthy amount of dry powder as we anticipate both more volatility in the leveraged credit market and a more attractive environment to execute on our special situations, total return approach to investing in middle market credit.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2017, we held 20 debt investments across 17 companies, totaling approximately $131.2 million and representing 99.7% of invested capital. First lien and / or senior secured debt investments comprised 99.7% of invested capital as of the same date.

As of June 30, 2017, the weighted average current yield on our debt portfolio was approximately 13.17% with approximately 48.6% of invested debt capital in floating rate instruments.

During the quarter ended June 30, 2017, we deployed approximately $21.4 million (1) into new and existing investments across four companies (one new, three existing). The weighted average price of the new debt investments was $0.99, carrying a weighted average current yield of 11.05%. All of these investments are first lien and / or senior secured investments.

During the quarter ended June 30, 2017, we monetized 13 investments, in part or in full, for approximately $37.6 million(2), at a weighted average current yield of 10.19%, including the complete exit of one investment acquired from Full Circle, at a slight gain. Our weighted average realization price was $1.02.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended June 30, 2017 was approximately $6.2 million, or $0.52 per share. Net expenses for the period ended June 30, 2017 were approximately $2.8 million, or $0.24 per share.

Net realized gains for the quarter ended June 30, 2017 were approximately $1.4 million, or $0.11 per share. Net unrealized depreciation from investments for the quarter ended June 30, 2017 was approximately ($7.3) million, or ($0.60) per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2017, available liquidity from cash and money market investments was approximately $58.9 million, comprised of cash and cash equivalents, including investments in money market mutual funds.

Total debt outstanding as of June 30, 2017 was approximately $33.7 million, comprised entirely of the 8.25% notes due June 30, 2020 (NASDAQ: FULLL).

RECENT DEVELOPMENTS

Distributions:

Our board of directors declared the monthly distributions for the fourth quarter of 2017 at $0.083 per share. The schedule of distribution payments is as follows:

Month	Rate	Record Date	Payable Date
October	$0.083	October 31, 2017	November 15, 2017
November	$0.083	November 30, 2017	December 15, 2017
December	$0.083	December 29, 2017	January 16, 2018

Our distribution policy has been designed to set a base distribution rate that is well-covered by NII that will be supplemented by special distributions from NII in excess of the declared distribution and as catalyst-driven investments are realized.(3)

Portfolio Investments:

In July 2017, we purchased $5.0 million par value of Tru Taj, LLC bonds at a price of approximately 97% of par value. Such debt security bears interest at a rate of 12.00% and matures August 15, 2021.

In July and August, we purchased an additional $5.0 million par value of the loan to Commercial Barge Line Company at an average price of approximately 88% of par value.  Such debt security bears interest at a rate of LIBOR plus 8.75%, which was 9.79% as of June 30, 2017, and matures on November 12, 2020.  Including these additional acquisitions, we now have a position size of approximately $6.9 million par value of the loan.

Capitalization:

On July 31, 2017, we filed a registration statement with the SEC for a baby bond offering to commence as early as September. The intended use of proceeds is to pay off the currently callable 8.25% notes of 2020 (NASDAQ: FULLL) that were assumed in the merger with Full Circle and to make new investments consistent with our investment objectives.

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Friday, August 18, 2017 at 10:00 a.m. New York City time to discuss its second quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 65120927 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit http://www.investor.greatelmcc.com/events-and-presentations/presentations. Additionally, the conference call with be webcast simultaneously at http://edge.media-server.com/m/p/y3rkhz84.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC’s investment objective is to generate both current income and capital appreciation, while seeking to protect against risk of permanent capital loss. GECC focuses on special situations and catalyst-driven investments as it seeks to generate attractive risk-adjusted returns.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “potential,” “continue,” “upside,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: conditions in the credit markets, the price of GECC common stock, performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of transactions in short-term securities, including United States Treasury Bills and money market mutual funds.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of transactions in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

	June 30, 2017	December 31, 2016
Assets	(unaudited)
Non-affiliated, non-control investments, at fair value (amortized cost of $131,294 and $163,809, respectively)	$111,852	$150,323
Non-affiliated, non-control short term investments, at fair value (amortized cost of $73,943 and $0, respectively)	73,941	—
Affiliated investments, at fair value (amortized cost of $4,240 and $4,255, respectively)	2,220	4,286
Control investments, at fair value (amortized cost of $19,571 and $68, respectively)	17,558	68
Total investments	205,571	154,677

Cash and cash equivalents*	4,869	66,782
Receivable for investments sold	—	9,406
Interest receivable	2,952	4,338
Dividends receivable	36	—
Principal receivable	—	786
Due from portfolio company	82	312
Deposit at broker	103	56
Due from affiliates	—	80
Prepaid expenses and other assets	134	107
Total assets	$213,747	$236,544

Liabilities
Notes payable 8.25% due June 30, 2020 (including unamortized premium of $763 and $888 at June 30, 2017 and December 31, 2016, respectively)	$34,408	$34,534
Payable for investments purchased	19,953	21,817
Distributions payable	960	2,123
Due to affiliates	3,881	3,423
Accrued expenses and other liabilities	843	1,663
Total liabilities	$60,045	$63,560

Commitments and contingencies (Refer to Note 6 in Form 10-Q)	$—	$—

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 11,568,555 and 12,790,880 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively)	$116	$128
Additional paid-in capital	205,233	219,317
Accumulated net realized losses	(30,980)	(34,341)
Undistributed net investment income	2,809	1,335
Net unrealized depreciation on investments	(23,476)	(13,455)
Total net assets	$153,702	$172,984
Total liabilities and net assets	$213,747	$236,544
Net asset value per share	$13.29	$13.52

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2017	2017
	(unaudited)	(unaudited)
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,761	$12,042
Affiliated investments	(90)	48
Controlled investments	667	874
Total interest income	6,138	12,964
Dividend income from non-affiliated, non-controlled investments	85	131
Other income	14	457
Total investment income	6,237	13,552

Expenses:
Management fees	546	1,139
Incentive fees	871	1,894
Administration fees	272	767
Custody fees	11	24
Directors’ fees	21	48
Professional services	176	507
Interest expense	631	1,262
Other expenses	156	269
Total expenses	2,684	5,910
Accrued administration fee waiver	75	70
Net expenses	2,759	5,980
Net investment income	3,478	7,572

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain/(loss) from:
Non-affiliated, non-controlled investments	1,381	3,361
Affiliated investments	—	—
Controlled investments	—	—
Total net realized gain/(loss)	1,381	3,361
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(5,247)	(5,990)
Affiliated investments	(429)	(2,020)
Controlled investments	(1,650)	(2,011)
Total net change in unrealized appreciation (depreciation)	(7,326)	(10,021)
Net realized and unrealized gains (losses)	(5,945)	(6,660)
Net increase (decrease) in net assets resulting from operations	$(2,467)	$912

Net investment income per share (basic and diluted):	$0.29	$0.61
Earnings per share (basic and diluted):	$(0.20)	$0.07
Weighted average shares outstanding:	12,000,180	12,313,508

For the Three Months Ended June 30,
2017
Per Share Data:(1)
Net asset value, beginning of period	$13.59
Net investment income	0.29
Net realized gains	0.11
Net unrealized losses	(0.60)
Net increase in net assets resulting from operations	(0.20)
Accretion from share buybacks	0.15
Distributions declared from net investment income(2)	(0.25)
Distributions declared from net realized gains(2)	0.00
Net decrease resulting from distributions to common stockholders	(0.25)
Net asset value, end of period	$13.29

For the Six Months Ended June 30,
2017
Per Share Data:(1)
Net asset value, beginning of period	$13.52
Net investment income	0.61
Net realized gains	0.27
Net unrealized losses	(0.81)
Net increase in net assets resulting from operations	0.07
Accretion from share buybacks	0.20
Distributions declared from net investment income(2)	(0.50)
Distributions declared from net realized gains(2)	0.00
Net decrease resulting from distributions to common stockholders	(0.50)
Net asset value, end of period	$13.29

* The June 30, 2017 cash and cash equivalents figure does not include investments held in money market funds. Including money market funds, there was approximately $58.9 million in available liquidity as of June 30, 2017.

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions declared reflects the actual amount of distributions of record per share for the period.